                                                                      EXHIBIT 16




January 3, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Houston Interweb Design, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of October 2000. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.